SIMMONS ANNOUNCES RESIGNATION OF GARY S. MATTHEWS

(ATLANTA- MAY 8 2007) - Simmons announced today the resignation of Gary S. Matthews from the position of president of Simmons Company and its affiliates, including Simmons Bedding Company. Mr. Matthews joined Simmons in December of 2006.

Mr. Matthews’ resigned as the result of he and his family’s decision not to relocate from Connecticut to Atlanta as originally expected, as well as Chairman and CEO Charlie Eitel’s commitment to remain in his current position longer than initially anticipated. Mr. Eitel will assume Mr. Matthews’ responsibilities; therefore, the Company is not seeking a replacement at this time.  “Gary has made great contributions to our business during his tenure,” said Mr. Eitel. “We appreciate the importance of family and wish him all the best.”

About Simmons Bedding Company
Atlanta-based Simmons Company and its subsidiaries (“Simmons”) is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products under brands including Beautyrest®, BackCare®, Beautyrest Black™, Natural Care™ Latex, BackCare Kids® and DeepSleep®. It operates 21 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the company's website at www.simmons.com.
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“Safe Harbor” Statement under the United States Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements that reflect Simmons’ current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith, and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’ expectations. These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) Simmons’ relationships with and viability of its major suppliers; (v) fluctuations in Simmons’ costs of raw materials; (vi) Simmons’ relationship with significant customers and licensees; (vii) Simmons’ ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons’ return rates and warranty claims; (ix) Simmons’ labor relations; (x) departure of Simmons’ key personnel; (xi) encroachments on Simmons’ intellectual property; (xii) Simmons’ product liability claims; (xiii) Simmons’ level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons’ debt agreements; (xvi) Simmons’ future acquisitions; (xvii) Simmons’ ability to successfully integrate Simmons Canada into its operations; (xviii) the loss of key personnel at Simmons Canada as a result of Simmons’ acquisition of Simmons Canada; (xix) Simmons’ ability to achieve the expected benefits from any personnel realignments; and (xx) other risks and factors identified from time to time in Simmons’ reports filed with the Securities and Exchange Commission. Simmons Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.